  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TERRA PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	81-0963486 (I.R.S. Employer Identification No.)

205 West 28th Street, 12th Floor New York, New York 10001 (Address of principal executive offices)	10001 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
7.00% Senior Secured Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:  File No. 333-293479

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED
IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 7.00% Senior Secured Notes due 2029 (the “Notes”) of Terra Property Trust, Inc., a Maryland corporation (the “Company”), is set forth under the heading “Description of Exchange Notes” in the Company’s Registration Statement on Form S-4 (Registration No. 333-293479), which was declared effective on March 26, 2026. Such description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of March 30, 2026, by and among Terra Property Trust, Inc., and U.S. Bank Trust Company, National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 2, 2026).
4.2	Form of 7.00% Senior Secured Notes due 2029 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on April 2, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: June 17, 2026	By:	/s/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Financial Officer, Treasurer and Secretary